SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commmission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               EnergyNorth, Inc.

--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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    3) Per unit price or other underlying value of transaction computed pursuant
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Sechedule and the date of its filing.

    1) Amount previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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


[LOGO]
          ENERGY
          NORTH

--------------------------------------------------------------------------------
EnergyNorth, Inc. [bullet] 1260 Elm Street [bullet] P.O. Box 329 [bullet] Manchester, New Hampshire 03105-0329 [bullet] Telephone (603) 625-4000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held February 4, 1998

To the Stockholders of
ENERGYNORTH, INC.:

     The annual meeting of stockholders of EnergyNorth, Inc. will be held at the Wayfarer Inn, 121 South River Road, Bedford, New Hampshire, at 11:00 a.m. on Wednesday, February 4, 1998, for the following purposes:


   1. To elect three directors to the Board of Directors.

   2. To ratify the appointment of independent public accountants for 1998.

   3. To transact such other business as may lawfully come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on December 16, 1997 will be eligible to vote at this meeting and any adjournments thereof.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     RICHARD A. SAMUELS, Secretary


December 22, 1997


                                   IMPORTANT

     The interest and cooperation of all shareholders in the affairs of the Company are considered to be of the greatest importance by your Company's Board of Directors. If you do not expect to attend the annual meeting, it is urgently requested that, even though your holdings of stock may not be large, you promptly mark, sign, date and return the accompanying proxy in the envelope enclosed for your use. If you do so now, the Company will be saved the expense of follow-up solicitations.

                              [INTENTIONALLY BLANK]

                               ENERGYNORTH, INC.
                                1260 Elm Street
                                  P.O. Box 329
                        Manchester, New Hampshire 03105

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of EnergyNorth, Inc. (hereinafter the "Company") of proxies in the accompanying form, for use at the annual meeting of stockholders to be held at the Wayfarer Inn, 121 South River Road, Bedford, New Hampshire, at 11:00 a.m. on Wednesday, February 4, 1998. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about December 22, 1997.


     The cost of this solicitation is being borne by the Company. In addition to the use of the mails, proxies may be solicited by advertisement, telephone, facsimile, electronic message and personal interview.

                                  SUBSIDIARIES

     Some of the information contained in this proxy statement refers to the Company's subsidiaries, EnergyNorth Natural Gas, Inc. ("ENGI"); EnergyNorth Propane, Inc. ("ENPI"); and EnergyNorth Realty, Inc. ("ENRI").

                               VOTING OF PROXIES

     Proxies will be voted in accordance with stockholders' directions. If no directions are given, proxies will be voted in favor of the election as directors of the three persons named as nominees under the caption "Election of Directors" and in favor of the proposal to ratify the appointment of independent public accountants. There is no reason to believe that any nominee for director will not be a candidate or will be unwilling to serve, but if either event occurs it is intended that the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors.


     At the meeting, each stockholder will be entitled to one vote for each share of stock standing in the stockholder's name on the books of the Company at the close of business on December 16, 1997. On that date, the Company had outstanding and entitled to vote 3,246,258 shares of $1.00 par value Common Stock.


     A stockholder who has given a proxy may revoke it at any time prior to its exercise. Filing of a duly executed proxy bearing a later date with the Company's secretary or appearing at the meeting and voting in person will constitute such revocation.


     The Bylaws of the Company provide for the election of three directors to the Board of ten directors. The proxies cannot be voted for a greater number than for the three vacancies to be filled.


                               BOARD OF DIRECTORS

     The Board of Directors of the Company met six times during the most recent fiscal year. Each director attended 75% or more of the aggregate of the total number of Board meetings and total number of meetings of Committees on which the director served.


     The Compensation Committee of the Board consists of Sylvio L. Dupuis, Chairman, Roger C. Avery and John E. Tulley II. This Committee reviews the salary ranges of the officers and the benefit plans of the Company and makes recommendations to the Board of Directors with respect to those matters. It held three meetings during the fiscal year.

     The Audit Committee of the Board consists of Richard B. Couser, Chairman, Roger C. Avery and Joan P. Cudhea. It held two meetings during the fiscal year. This Committee reviews the scope and results of the audit by the independent public accountants, makes recommendations to the Board of Directors as to the selection of independent public accountants for each fiscal year, and approves services provided by the independent public accountants and the fees for those services. It also reviews systems of internal control and accounting policies and procedures, financial reporting, and other matters relating to fiscal management of the Company.

     The Board does not have a nominating committee.

                             PRINCIPAL SHAREHOLDERS

     The person listed below was the only person known by the Company to be the beneficial owner of more than five percent of the Company's $1.00 par value Common Stock, its only class of securities, at the close of business on September 30, 1997.



Name and Address of Beneficial Owner     Shares Owned Beneficially     Percent of Class
--------------------------------------   ---------------------------   -----------------
Dimensional Fund Advisors, Inc.                    162,417(1)                5.01
1299 Ocean Avenue
Santa Monica, California 90401


     The following table sets forth information regarding beneficial ownership of the Company's $1.00 par value Common Stock by each director and nominee for director, certain executive officers (Ms. Chicoine and Messrs. Childs, Demers and Hanlon), and all directors and executive officers as a group, as of October 21, 1997.

Name                                              Shares Beneficially Owned*
-----------------------------------------------   -----------------------------
Roger C. Avery (2)                                           34,277
Edward T. Borer (3)                                          15,089
Richard J. Censits                                            2,000
Michelle L. Chicoine                                          2,014
Frank L. Childs                                                 872
Richard B. Couser                                               146
Joan P. Cudhea (4)                                           13,952
Richard P. Demers                                             1,668
Sylvio L. Dupuis                                                615
Robert R. Giordano (5)                                       15,498
Constance B. Girard-diCarlo                                     125
Albert J. Hanlon                                              2,043
Andrew E. Lietz (6)                                           1,000
N. George Mattaini (7)                                       11,612
John E. Tulley II                                               100
All Directors, Nominees and Executive Officers
 as a Group (17 in number at 12/1/97)                       102,386

------------
*The beneficial ownership of shares of directors, nominees, and executive officers of the Company in no individual case, except Mr. Avery, whose beneficial ownership represented 1.06 percent, exceeded one percent of the outstanding common stock of the Company. Such ownership represented in the aggregate 3.16 percent of the outstanding common stock.

(1) According to a Statement on Schedule 13G filed with the Securities and Exchange Commission on February 5, 1997 and a subsequent statement from the beneficial owner. The beneficial owner, a registered investment advisor, reported that it has dispositive power only with respect to 34,926 of such shares.

(2) Includes 12,879 shares held by Mr. Avery solely in a fiduciary capacity and in which he disclaims beneficial ownership.

(3) Includes 963 shares held by Mr. Borer's spouse, in which he disclaims beneficial ownership.

(4) Includes 1,690 shares held by Ms. Cudhea's daughter-in-law, in which she disclaims beneficial ownership and over which she shares investment power only.

(5) Includes 430 shares held by Mr. Giordano's spouse, in which he disclaims beneficial ownership.

(6) Mr. Lietz's shareholdings are as of November 20, 1997.

(7) Includes 7,404 shares held by Mr. Mattaini's spouse, in which he disclaims beneficial ownership.


                             ELECTION OF DIRECTORS

                               (Item 1 on Proxy)

     The following information concerning the name, age at December 31, 1997, and business experience of the three persons to be nominated for election as directors and the seven directors whose terms do not expire in 1998 has been furnished to the Company by the nominees and directors(1). The election of each nominee will require the affirmative votes of the holders of a majority of the shares of common stock present at the meeting and entitled to vote. Where proxies are marked "withhold authority," such shares are included in determining the number of shares present and voting. "Broker non-votes" on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting for directors will be counted as a vote for each nominee.

     Each person nominated, if elected, will hold office until the annual meeting to be held in the year in which his or her term expires and until his or her successor is duly elected.

         NOMINEES FOR ELECTION FOR TERM OF THREE YEARS EXPIRING IN 2001


 Name, Age and Other      Served as
 Positions Held With      Director              Principal Occupation or Employment
     the Company           Since                      During Last Five Years
----------------------   ----------   -------------------------------------------------------
Joan P. Cudhea, 65          1984      Certified Financial Planner and Registered Investment
                                      Adviser

Sylvio L. Dupuis, 63        1982      Optometrist; Executive Director of McLane, Graf, Raul-
                                      erson & Middleton, Professional Association law firm;
                                      formerly (until 1996) Commissioner of Insurance -
                                      State of New Hampshire; formerly (until 1994) Presi-
                                      dent and Chief Executive Officer, Catholic Medical
                                      Center, a hospital

Andrew E. Lietz, 59          --       President, Chief Executive Officer and Director (until
                                      1995, Vice President and Chief Operating Officer) of
                                      Hadco Corporation, a manufacturer of printed circuit
                                      boards

          DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2000


  Name, Age and Other      Served as
  Positions Held With      Director               Principal Occupation or Employment
      the Company           Since                       During Last Five Years
-----------------------   ----------   ---------------------------------------------------------
Roger C. Avery, 58           1984      President and Chief Executive Officer, Illinois Gas Com-
                                       pany; Adjunct Associate Professor and Research
                                       Associate, Brown University

Robert R. Giordano, 59       1988      President and Chief Executive Officer of ENGI; Chair-
 President and Chief                   man and Chief Executive Officer of ENPI
 Executive Officer

N. George Mattaini, 72       1982      Retired President and Chief Executive Officer of the
 Vice Chairman                         Company
 of the Board

John E. Tulley II, 43        1997      President and Chief Executive Officer, Tulley Buick
                                       Pontiac Co., Inc.


          DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 1999


  Name, Age and Other       Served as
  Positions Held With       Director               Principal Occupation or Employment
      the Company            Since                       During Last Five Years
------------------------   ----------   ---------------------------------------------------------
Edward T. Borer, 59(2)        1982      Chairman (and, until 1996, Chief Executive Officer; and,
 Chairman of the Board                  until 1995, President) of Philadelphia Corporation for
                                        Investment Services, a registered securities broker/
                                        dealer and investment advisor

Richard B. Couser, 56         1985      Attorney with Orr & Reno, Professional Association

Constance B.                  1994      President, Healthcare Support Services, a division of
 Girard-diCarlo, 50                     ARAMARK Corporation, which manages support
                                        service departments in the healthcare industry

------------
(1) Richard J. Censits, 60, has been a director of the Company since 1993. He is a Consultant to Business and, formerly, until 1996, Chairman and Chief Financial Officer of Montech International, Inc. Mr. Censits has chosen not to stand for reelection and his term of office as director expires at the 1998 Annual Meeting. Mr. Censits is a director of Checkpoint Systems, Inc. and Medquist Inc.

(2) Mr. Borer is a director of Philadelphia Corporation for Investment
    Services.

Compensation of Directors

     The Chairman of the Board of Directors receives an annual retainer of $42,000 and the Vice Chairman receives an annual retainer of $24,000. All other directors receive annual retainers of $10,500. Committee Chairmen receive additional annual retainers of $2,500. Incentive compensation in the amount of 100 shares of the Company's $1.00 par value Common Stock is awarded to each director annually provided that the Company has achieved certain fiscal year earnings and shareholder return objectives. Directors, other than the Chairman and Vice Chairman, receive fees of $600 for each Board meeting attended and $500 for each committee meeting attended, with the exception of multiple meetings of the Board of Directors held on the day of the annual meeting of the Board of Directors. Directors who are employees receive no annual retainers, director incentive compensation, or meeting fees.

     Directors may elect to have portions of their retainers and fees credited each year to a deferred compensation account pursuant to a plan that provides for accrual of interest and distribution of the deferral accounts in lump sum amounts or in equal installments over ten years, at the option of each director, beginning on a date designated by the director.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Richard B. Couser, a director and a former member of the Compensation Committee, is a director of Orr & Reno, Professional Association, a law firm that provides legal services to the Company and its subsidiaries. It is management's opinion that such services were obtained on terms as favorable to the Company and its subsidiaries as those that could have been obtained from unaffiliated persons.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that each director and certain officers of the Company file reports of initial beneficial ownership and changes in beneficial ownership of the Company's common stock with the Securities and Exchange Commission. To the Company's knowledge, during 1997 all directors and officers filed all such required notices, except that Dr. Dupuis failed to report an acquisition of 200 shares on his Form 5 filed for the Company's 1995 fiscal year and Mr. Borer filed a Form 5 for the Company's 1997 fiscal year, reporting his spouse's inheritance of 750 shares, approximately one week late.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered in all capacities during the fiscal years ended September 30, 1997, 1996 and 1995 to the Chief Executive Officer and the four other executive officers of the Company whose salary and cash incentive compensation award for the 1997 fiscal year exceeded $100,000.

                                             SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                                                                    Long-Term
                                                 Annual Compensation               Compensation
                                     ------------------------------------------- ------------------
                                                 Cash Incentive   Other Annual   Restricted Stock      All Other
 Name and Principal Position  Year   Salary(1)    Compensation    Compensation      Awards(2)       Compensation(3)
----------------------------- ------ ----------- ---------------- -------------- ------------------ ----------------
 Robert R. Giordano           1997   $210,797    $61,217          $2,234         $20,403            $12,132
  President and CEO           1996    200,334     59,103           2,492          19,677              7,961
                              1995    191,021     19,002           3,124          18,989              7,197

 Michelle L. Chicoine         1997   $111,595    $26,832          $1,350         $ 8,932            $ 6,013
  Senior Vice President,      1996     85,584     21,550           1,053           7,164              4,095
  Treasurer and CFO           1995     81,041      6,222             927           6,222              3,729

 Frank L. Childs              1997   $107,417    $25,695          $    0         $ 8,563            $ 3,571
  Senior Vice President       1996     93,750     22,062               0           7,338              1,946
                              1995     68,981      5,613               0           5,610                645

 Albert J. Hanlon(4)          1997   $120,083    $26,392          $1,373         $ 8,770            $ 4,759
  Senior Vice President       1996    114,917     25,835           1,346           8,593              4,555
                              1995    111,866      9,279           1,448           9,248              4,560

 Richard P. Demers            1997   $ 99,750    $21,054          $    0         $ 7,016            $ 4,565
  Vice President              1996     95,333     20,959               0           6,971              4,397
                              1995     91,927      7,721             827           7,718              4,250


(1) Includes amounts earned and deferred without election by the officer and amounts deferred pursuant to Deferred Compensation Agreements and the Company's 401(k) plan.

(2) The aggregate number of shares of restricted stock holdings of the above-named officers, as of September 30, 1997, is 7,167 shares, having a value of $165,293.

(3) All other compensation paid in 1997 includes: Employer contributions to the Company's 401(k) plan for Mr. Giordano ($5,374), Ms. Chicoine ($4,360),
    Mr. Childs ($1,946), Mr. Hanlon ($2,909), and Mr. Demers ($3,030); value of term life insurance premiums paid for Mr. Giordano ($2,040), Ms. Chicoine ($1,653), Mr. Childs ($1,625), Mr. Hanlon ($1,850) and Mr. Demers ($1,535); portion of interest earned in a deferred compensation account by Mr. Giordano in excess of 120% of federal long-term rate ($4,718).

(4) Mr. Hanlon has announced his retirement effective December 31, 1997.

     The following Pension Plan Table sets forth estimated combined annual benefits payable under the Company's Retirement Plan and Supplemental Executive Retirement Plan ("SERP") at age 65 to persons in specified compensation and years of service classifications. The combined annual benefits shown in the table do not reflect offsets for benefits of Social Security and for retirement benefits received from other employers.

                            PENSION PLAN TABLE
--------------------------------------------------------------------------
 Average Annual Earnings      15 Years of     25 Years of     35 Years of
During Highest Five Years       Service         Service         Service
---------------------------   -------------   -------------   ------------
            $125,000            $ 93,750        $ 93,750        $ 93,750
             150,000             112,500         112,500         112,500
             175,000             131,250         131,250         131,250
             200,000             150,000         150,000         150,000
             225,000             168,750         168,750         168,750
             250,000             187,500         187,500         187,500
             300,000             225,000         225,000         225,000

Noncontributory Retirement Plan

     All full-time salaried employees, including officers and certain part-time employees, are eligible to participate in the Company's Retirement Plan, provided an employee has reached the age of 21 and has completed one year of service. The SERP is a noncontributory plan intended to supplement benefits of the Retirement Plan for certain named executive officers, effective January 1, 1985. Under both plans normal retirement is at age 65 with a provision for early retirement. Benefits under the Retirement Plan vest after five years of service and under the SERP vest after ten years of service. Earnings under the plans for the executive officers named in the Summary Compensation Table consist of regular annual compensation, excluding bonuses or severance pay, and are the same as the Annual Compensation and Long-Term Compensation shown in the Summary Compensation Table. Mr. Giordano has 32 credited years of service under the plans, Ms. Chicoine 7 years, Mr. Childs 2 years, Mr. Hanlon 25 years and Mr. Demers 9 years.


     Funding of the Retirement Plan is based on actuarial computations and results in a pool of assets held in trust that is unallocated with respect to any particular individual. Benefits payable under the Retirement Plan are calculated on the basis of straight life annuity amounts, accrued over a 25-year period and are not subject to any deduction for Social Security Benefits or other offset.

     Benefits under the SERP are unfunded, accrue over a 15-year period and once they are fully vested do not vary with years of service, except that SERP participants who are included in the plan after September 30, 1995 will have benefits reduced if they retire prior to normal retirement date under the Retirement Plan. For an individual retiring at age 65, benefits are calculated on the basis of 75% of the average of the five highest consecutive years' earnings, less any amounts receivable for benefits of Social Security, the Retirement Plan, and other qualified plans of the Company and other employers.

Employment Agreements

     The Company has employment agreements with Messrs. Giordano and Hanlon (until the date of his retirement on December 31, 1997) under which the Company has agreed to employ them for five and two-year periods, respectively, and which may be extended annually for an additional year. If the Company terminates the employment of either of these individuals other than for his breach of the agreement or misconduct, it is required to continue salary payments including average incentive compensation, deferred compensation and amounts the employee has elected to defer, through the term of the agreement. Such termination payments will not be made following any termination of employment that gives rise to payments under the management continuity agreements described below. The Company has a consulting agreement with Mr. Hanlon under which it will retain him as a consultant from the date of his retirement until January 1, 2000. If the Company terminates the consulting agreement other than for its breach or misconduct by Mr. Hanlon, it is required to continue payments under it through the term of the agreement.


Management Continuity Agreements

     The Company has management continuity agreements (the "Continuity Agreements") with Mr. Giordano, Ms. Chicoine, Messrs. Childs, Hanlon, and Demers. The Continuity Agreements provide that in the event of termination of employment or a reduction in compensation, position or other conditions of employment within a specified period following a Change in Control of the Company, as defined in the Continuity Agreements, or termination by the employee for Good Reason, as defined in the Continuity Agreements, following a Change in Control, the Company shall pay to the employee a lump sum severance benefit and certain other benefits. The severance benefit payable to Mr. Giordano is five times his annual salary and incentive and deferred compensation, and to Messrs. Hanlon and Childs and Ms. Chicoine 2.95 times each of their annual salaries and incentive and deferred compensation. The severance benefit payable to Mr. Demers is the greater of two times his annual salary or
2.75 times his five-year average taxable compensation. In each Continuity Agreement, except for Mr. Giordano's, no severance benefits are paid to the extent that such benefits, aggregated with other benefits paid to the employee, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986.

                               PERFORMANCE GRAPH

     The following graph compares the performance of the Company's common stock to the S&P 500 Index and a natural gas industry peer group, consisting of 59 companies published by Media General Financial Services, Inc., for the last five years. The graph assumes an investment of $100 at September 30, 1992 with all dividends reinvested.

                Comparison of Five Year Cumulative Total Return

[line graph and legend]

                    9/92      9/93      9/94      9/95      9/96      9/97

S&P 500 Index       $100      $113      $117      $152      $183      $257

EnergyNorth, Inc.    100       132       117       117       141       180

Industry Peer Group  100       130       118       126       142       194

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The compensation program for executive officers of the Company is administered by the Compensation Committee of the Board of Directors. The Committee's philosophy is to link executive compensation to improvements in corporate performance and enhanced profitability and shareholder value. The compensation program objectives are to (1) provide a competitive, market-based total compensation package that enables the Company to attract and retain key executives; (2) integrate all compensation programs with the Company's annual and long-term business objectives and focus executive efforts on the fulfillment of those objectives; and (3) provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive remuneration with the interests of shareholders and utility subsidiary ratepayers.

Base Salary

     The base salary component of executive compensation reflects the first objective stated above of attracting and retaining qualified executives.

     The salary range for each executive officer ("officer") position, including the Chief Executive Officer ("CEO"), and the actual base salary of each officer is reviewed annually. The salary ranges are based upon independent regional and industry salary surveys, including peer groups, for comparable positions. These surveys are reviewed and analyzed by the Company's Human Resources Department with the assistance of outside consultants from time to time. Specific salary levels are established through an evaluation of each officer's performance relating to duties and individual achievements. For fiscal year 1997, the salary range and specific officer salary recommendations were reviewed and approved by the Compensation Committee.

     In establishing the CEO's 1997 base salary, the Compensation Committee reviewed the competitive market data and also reviewed performance relating to the Company's earnings level and return on equity, cost containment efforts, involvement in community and industry leadership activities and development of relations with customers. The Committee's evaluation of the CEO's success in meeting these goals resulted in the determination of his base salary. The Compensation Committee recommended a base salary, which was approved by the Board of Directors.

Key Employee Incentive Plan

     Each officer participates in the Company's Key Employee Performance and Equity Incentive Plan. The Plan is intended to compensate key employees based upon performance standards and objectives and to reward performance with share ownership in the Company. The Company seeks to align the interests of key employees with the interests of shareholders and utility customers. In 1997 the annual performance criteria which determined eligibility for awards under the plan were (1) earnings levels compared to forecast, (2) total average shareholder return over a rolling three-year period compared to a peer group of comparable natural gas distribution companies, (3) operations and maintenance expenses per customer benchmarks compared to inflation, and (4) evaluation of individual performance. Success in meeting these goals determines the amount of annual incentive compensation an officer will receive. Targeted awards for the CEO under the program range up to 40% of the midpoint of the market interval and up to 30% for other participating officers. Three-quarters of the Incentive Plan award is paid in cash and one-quarter is paid in the form of awards of Company Common Stock that are subject to forfeiture and restrictions on transferability for a period of three years.


     The Compensation Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by similarly sized utilities. The Compensation Committee believes that any amounts paid under the annual incentive plan are appropriately related to corporate and individual performance, yielding awards that are directly linked to annual financial and operational results of the Company.

                                                          Compensation Committee
                                                       of the Board of Directors

                                                      Sylvio L. Dupuis, Chairman

                                                                  Roger C. Avery


                                                               John E. Tulley II

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (Item 2 on Proxy)


     Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed Arthur Andersen LLP to serve as independent public accountants for the Company for the year 1998. Arthur Andersen LLP were the Company's principal accountants in 1997. Ratification of the appointment of independent public accountants will require the affirmative vote of the holders of a majority of the shares of common stock present at the meeting and entitled to vote. The Board of Directors recommends that the shareholders vote for such ratification. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.


                            STOCKHOLDERS' PROPOSALS

     Stockholders may submit proposals to be considered for stockholder action at the 1999 annual meeting if they do so in accordance with appropriate regulations of the Securities and Exchange Commission. Any such proposals must be received by the Company no later than August 24, 1998 in order to be considered for inclusion in the 1999 materials.


                                 OTHER MATTERS

     Management knows of no matters to be presented at the meeting other than those set forth in the accompanying proxy. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote upon such matters in accordance with their best judgment.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     RICHARD A. SAMUELS, Secretary

December 22, 1997


STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           AVAILABILITY OF FORM 10-K

     A copy of the Company's annual report for the last fiscal year filed on Form 10-K with the Securities and Exchange Commission will be furnished to stockholders without charge upon written request to Michael J. Netkovick, Manager, Public and Investor Relations, EnergyNorth, Inc., P.O. Box 329, Manchester, NH 03105.


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                                                                     2670-PS-97